Exhibit 99.1

CMS Energy Announces Second Quarter Results, Reaffirms 2023 Adjusted EPS Guidance

JACKSON, Mich., July 27, 2023 – CMS Energy announced today reported earnings per share of $0.67 for the second quarter of 2023, compared to $0.50 per share for the same quarter in 2022. The company’s adjusted earnings per share for the second quarter of 2023 were $0.75, compared to $0.53 per share for the same quarter in 2022.  For the first six months of the year, the company reported $1.36 per share compared to $1.71 per share for the same timeframe in 2022. On an adjusted earnings per share basis year to date, the company reported $1.45 per share in 2023, compared to $1.73 per share in 2022.

CMS Energy reaffirmed its 2023 adjusted earnings guidance of $3.06 to $3.12* per share (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end of the adjusted EPS growth range.

“CMS Energy has continued to deliver on our triple bottom line of people, planet, and prosperity. In addition to our strong financial performance this quarter, we closed our Karn coal plants, which supports our net zero carbon goal by 2040, while protecting the environment for Michigan residents. We also recently purchased the Covert natural gas plant which is adding reliable and affordable energy to meet our customers’ needs,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy.

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2023 second quarter results and provide a business and financial outlook on Thursday, July 27 at 8:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to NorthStar Clean Energy's interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com.
To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Six Months Ended
	6/30/23	6/30/22	6/30/23	6/30/22
Operating revenue	$1,555	$1,920	$3,839	$4,294

Operating expenses	1,311	1,681	3,281	3,599

Operating Income	244	239	558	695

Other income	146	43	202	91

Interest charges	160	126	307	250

Income Before Income Taxes	230	156	453	536

Income tax expense	41	14	70	53

Income From Continuing Operations	189	142	383	483

Income from discontinued operations, net of tax	1	-	1	4

Net Income	190	142	384	487

Loss attributable to noncontrolling interests	(8)	(6)	(18)	(14)

Net Income Attributable to CMS Energy	198	148	402	501

Preferred stock dividends	3	3	5	5

Net Income Available to Common Stockholders	$195	$145	$397	$496

Diluted Earnings Per Average Common Share
Income from continuing operations per average common share available to common stockholders
	$0.67	$0.50	$1.36	$1.70
Income from discontinued operations per average common share available to common stockholders
	-	-	-	0.01
Diluted earnings per average common share	$0.67	$0.50	$1.36	$1.71

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	6/30/23	12/31/22
Assets
Current assets
Cash and cash equivalents	$389	$164
Restricted cash and cash equivalents	17	18
Other current assets	2,197	3,251
Total current assets	2,603	3,433
Non-current assets
Plant, property, and equipment	24,264	22,713
Other non-current assets	5,398	5,207
Total Assets	$32,265	$31,353

Liabilities and Equity
Current liabilities (1)	$1,605	$1,866
Non-current liabilities (1)	7,832	7,583
Capitalization
Debt and finance leases (excluding securitization debt) (2)	14,966	14,139
Preferred stock and securities	224	224
Noncontrolling interests	561	580
Common stockholders' equity	6,921	6,791
Total capitalization (excluding securitization debt)	22,672	21,734
Securitization debt (2)	156	170
Total Liabilities and Equity	$32,265	$31,353

(1) Excludes debt and finance leases.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Six Months Ended
	6/30/23	6/30/22
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$182	$476

Net cash provided by operating activities	1,705	1,059
Net cash used in investing activities	(2,079)	(1,139)
Cash flows from operating and investing activities	(374)	(80)
Net cash provided by (used in) financing activities	598	(300)

Total Cash Flows	$224	$(380)

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$406	$96

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended				Six Months Ended
	6/30/23		6/30/22		6/30/23	6/30/22
Net Income Available to Common Stockholders	$195		$145		$397	$496
Reconciling items:
Disposal of discontinued operations gain	(1)		*		(1)	(5)
Tax impact	*		(*	)	*	1
Other exclusions from adjusted earnings**	2		(*	)	5	(1)
Tax impact	(*	)	*		(1)	*
Voluntary separation program	28		11		28	11
Tax impact	(7)		(3)		(7)	(3)
Adjusted net income – non-GAAP	$217		$153		$421	$499

Average Common Shares Outstanding - Diluted	291.3		290.1		291.2	290.0

Diluted Earnings Per Average Common Share
Reported net income per share	$0.67		$0.50		$1.36	$1.71
Reconciling items:
Disposal of discontinued operations gain	(*	)	*		(* )	(0.01)
Tax impact	*		(*	)	*	*
Other exclusions from adjusted earnings**	0.01		(*	)	0.02	(* )
Tax impact	(*	)	*		(* )	*
Voluntary separation program	0.09		0.04		0.09	0.04
Tax impact	(0.02)		(0.01)		(0.02)	(0.01)
Adjusted net income per share – non-GAAP	$0.75		$0.53		$1.45	$1.73

*	Less than $0.5 million or $0.01 per share.

**	Includes restructuring costs, business optimization initiative, and unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy’s interest expense, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.